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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 30th day of April 1998, by and between THE TRIZETTO GROUP, INC., a Delaware corporation (the "Company"), and Jeffrey H. Margolis, an individual (the "Executive").

                                  R E C I T A L

        The Company desires to employ Executive, and Executive desires to enter into the employ of the Company for the period and pursuant to the terms and conditions set forth herein.

                               A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

        1. EMPLOYMENT. The Company hereby employs Executive as the President and Chief Executive Officer of the Company, reporting directly to the Board of Directors, and Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills diligently and on such basis as shall be assigned to him by the Company as provided herein in performing his duties hereunder for the benefit of the Company.

        2. TERM. The initial term of Executive's employment hereunder shall be for a period of three (3) years, commencing on the date of this Agreement. Executive's employment is subject to earlier termination as hereafter specified.

        3.      POSITION AND DUTIES.

                3.1. SERVICE WITH THE COMPANY. During the term of this Agreement, Executive agrees to perform such duties and on such basis as shall be assigned to him from time to time by the Board of Directors; such duties, however, to be commensurate with Executive's position as President and Chief Executive Officer of the Company.

                3.2. NO CONFLICTING DUTIES. During the term hereof, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business, unless such other service is approved by the Board of Directors of the Company. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and agrees that during the term of this Agreement he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

        4.      COMPENSATION.

                4.1. BASE SALARY. As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive a base annual salary of One Hundred Ninety-Two Thousand Dollars ($192,000) ("Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors on each anniversary of this Agreement.



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Executive's performance, the performance of the Company and such other factors as the Board of Directors deem appropriate shall be considered in such review. Executive shall also participate in a bonus plan as recommended by the Compensation Committee and approved by the Board of Directors.

                4.2. PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to participate in all employee benefit plans or programs generally available to employees of the Company, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein.

                4.3. EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement.

                4.4. LOAN. The Company has loaned to Executive One Hundred Thousand Dollars ($100,000) pursuant to a Promissory Note, a copy of which is attached as Exhibit A. Twenty-Five Thousand Dollars ($25,000) of the principal amount of such Note shall be forgiven by the Company (along with any accrued but unpaid interest on such forgiven amount) on each anniversary of the date of this Agreement, so long as Executive is, on such anniversary date, an employee of the Company. Executive acknowledges that any such forgiveness of the loan may result in taxable income to Executive.

        5.      TERMINATION.

                5.1. TERMINATION BY COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment pursuant to this Agreement without cause (as defined below) by thirty (30) days written notice to Executive.

                5.2. TERMINATION BY THE COMPANY FOR CAUSE. Any of the following acts or omissions shall constitute grounds for the Company to terminate Executive's employment pursuant to this Agreement for "cause":

                        (a) The continued, unreasonable refusal or omission by Executive to perform any material duties required of him by this Agreement or as reasonably requested by the Board of Directors of the Company if consistent with the terms of this Agreement;

                        (b) Any material act or omission by Executive involving malfeasance or gross negligence in the performance of Executive's duties to, or material deviation from any of the material policies or directives of, the Company, in a manner that materially damages the Company;

                        (c) Conduct on the part of Executive which constitutes the breach of any statutory or common law duty of loyalty to the Company, in a manner that materially damages the Company; or

                        (d) Any illegal act by Executive which materially and adversely affects the business of the Company or any felony (other than traffic violations) committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such illegal or felonious act is investigated; or



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        Termination by the Company for cause shall be accomplished by written notice to Executive and shall be preceded by a written notice providing a reasonable opportunity for Executive to correct his conduct. Any such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

                5.3. TERMINATION FOR DEATH OR DISABILITY. Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term "totally disabled" means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by the Company's Board of Directors.

                5.4. TERMINATION FOR GOOD REASON. Executive's employment pursuant to this Agreement may be terminated by Executive for "good reason" if Executive voluntarily terminates his employment as a result of any of the following:

                        (a) Without Executive's prior written consent, a reduction in his then current Base Salary;

                        (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Executive under the Executive's medical, health, accident, disability insurance, life insurance, thrift and retirement plans in which he was participating on the date of this Agreement, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Executive is a member or (iii) generally applicable to all beneficiaries of such plans;

                        (c) Without Executive's prior written consent, a relocation of the Executive's place of employment outside of Orange County, California;

                        (d)     Resignation as a result of unlawful
discrimination, as evidenced by a final court order;

                        (e) A reduction in duties and responsibilities which results in Executive no longer having duties customary for a President and Chief Executive Officer; or

                        (f) The Company materially breaches any provision of this Agreement.

                5.5. PAYMENTS UPON TERMINATION. If during the term of this Agreement, the Company terminates Executive's employment, except as provided in Sections 5.2 or 5.3 hereof, or the Executive resigns for one of the reasons stated in Section 5.4, Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any vested incentive to which Executive is entitled as of the date of termination pursuant to any bonus or incentive compensation plan in which he is then participating, provided the payment thereof is not contingent or conditional on Executive's continued employment with the Company or the satisfaction of any other condition which has not been satisfied, (iii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination, and
(iv) a severance payment in an amount (the "Severance Amount") equal to his then current Annual Base Salary. All payments required to be made by the Company to the Executive pursuant to this Section 5.5 shall be paid on a regular basis in accordance with the Company's normal



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payroll procedures and policies, including, without limitation, the Severance
Amount which shall be paid at such times and in such amounts consistent with the Company's normal payroll procedures and policies over one year immediately succeeding the date of termination. If the Company terminates the Executive's employment pursuant to Sections 5.2 or 5.3, or if Executive voluntarily resigns (except as provided in Section 5.4), then Executive shall be entitled to the compensation set forth in items (i), (ii) and (iii) above. Amounts due under the Promissory Note referenced in Section 4.4 may be set off against any payments due under this Section 5.5.

        6. CONFIDENTIAL INFORMATION, PROPRIETARY RIGHTS. Executive acknowledges that in the course of employment at the Company, Executive will have access to a variety of confidential information that the Company considers its legally protected trade secrets. This includes files, records, lists and other documents identifying current and potential customers of the Company and their needs and preferences, as well as information about the Company's business plans, sales and marketing strategies, costs, prices, finances, methods of operation, and other know-how ("Trade Secrets"). Executive agrees to keep the Trade Secrets absolutely confidential, and not to use or disclose them except in the proper performance of his duties while employed by the Company. Executive shall execute any other employee confidentiality and/or proprietary rights or invention assignment agreements reasonably requested by the Company.

                Executive also acknowledges that it would be virtually impossible to avoid exploiting the Trade Secrets if he were to accept employment with a competitor of the Company. In order to protect the Trade Secrets, as well as the investment that the Company has made and will continue to make in its Trade Secrets, and as consideration for the benefits of this Agreement, during the term of this Agreement, and (i) for one (1) year after termination in the event of a termination pursuant to Section 5.1 or Section 5.4, or (ii) for two
(2) years after termination in the event of a resignation by Executive (other than pursuant to Section 5.4) or a termination pursuant to Section 5.2 or
Section 5.3(ii), Executive will not compete with the business of the Company in the United States, either directly or indirectly, as an employee, consultant, shareholder, owner, or otherwise, for himself or on behalf of any other entity.

                Executive shall not, during the term of his employment for two
(2) years thereafter, solicit (i) any employee or consultant of the Company to leave the Company for any reason, or (ii) any customer of, or vender to, the company to cease or reduce its business with the Company, or (iii) any customer of the Company not to utilize the services or products of the Company.

        7. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to an affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 7.

        8. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        9. INJUNCTIVE RELIEF. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive



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relief to enforce the provisions of this Agreement, to the extent that such relief is provided by law for such violation. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

        10.     MISCELLANEOUS.

                10.1. GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

                10.2. ARBITRATION/GOVERNING LAW. To the fullest extent permitted by law, any dispute, claim or controversy of any kind (including but not limited to tort, contract and statute) arising under, in connection with, or relating to this Agreement or Employee's employment, shall be resolved exclusively by binding arbitration in Orange County, California in accordance with the commercial rules of the American Arbitration Association then in effect. The Company and Executive agree to waive any objection to personal jurisdiction or venue in any forum located in Orange County, California. No claim, lawsuit or action of any kind may be filed by either party to this Agreement; arbitration is the exclusive dispute resolution mechanism between the parties hereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The validity, interpretation, effect and enforcement of this Agreement shall be governed by the laws of the State of California.

                10.3. PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                10.4. WITHHOLDING TAXES. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

                10.5. AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                10.6. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                10.7. SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                10.8. COUNTERPART EXECUTION. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.


                                        "Company"

                                        THE TRIZETTO GROUP, INC.,
                                        a Delaware corporation


                                        By: /s/ [Signature Illegible]
                                           -------------------------------------
                                           Secretary/Treasurer/CFO


                                        "Executive"

                                        /s/ JEFFREY H. MARGOLIS
                                        ----------------------------------------
                                        Jeffrey H. Margolis



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